UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2012

CRC HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

333-135172	73-1650429
(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600
Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 272-8668.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Director

On July 11, 2012, John Connaughton resigned from CRC Health Corporation’s (the “Company”) Board of Directors (the “Board”), and its Compensation Committee.

Appointment of Director

On July 12, 2012, Mr. Scott Wells was appointed as a new member of the Board, its Compensation Committee and its Audit Committee. Mr. Wells is an operating partner at Bain Capital. Prior to joining Bain Capital in 2007, Mr. Wells held several executive roles at Dell, Inc., most recently as Vice President of Public Marketing and On-line in the Americas. Prior to Dell, Mr. Wells was a Partner at Bain and Company. Mr. Wells received an M.B.A, with distinction, from the Wharton School of the University of Pennsylvania and holds a B.S. from Virginia Tech. Mr. Wells will not receive any compensation for his services as a Director, other than reimbursement for out-of-pocket expenses incurred in connection with rendering such services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION.

/s/ PAMELA B. BURKE
Pamela B. Burke
Vice President, General Counsel and Secretary

Date: July 17, 2012